UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2026 and April 9, 2026, Newton Golf Company, Inc. (the “Company”) entered into additional closings on the securities purchase agreement (the “Purchase Agreement”) that the Company entered into on March 16, 2026 and disclosed on a Current Report on Form 8-K on March 16, 2026 (the “Previous Current Report”). Pursuant to the Purchase Agreement, the Company agreed to issue, and the purchasers agreed to purchase, at one or more closings, on the terms and conditions contained in the Purchase Agreement, unsecured promissory notes in the aggregate funded amount of up to $2,000,000 (the “Convertible Notes”) and common stock warrants (the “Warrants” and collectively with the Convertible Notes, the “Securities”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $1.75 per share, subject to adjustments from time to time (the “Exercise Price”).

As previously disclosed on the Previous Current Report, the first closing occurred on March 16, 2026 (the “First Closing”) at which the Company issued, and the purchasers purchased, a Convertible Note with a principal amount of $500,000 and a Warrant to purchase 50,000 Shares of Common Stock (the “Warrant Shares”). Such purchasers of the Warrant Shares are entities affiliate with, and controlled by Brett Hoge, one the Company’s directors. At the First Closing, the Company received cash proceeds of $500,000.

The second closing occurred on April 7, 2026 (the “Second Closing”) at which the company issued, and the purchasers purchased, a Convertible Note with a principal amount of $500,000 and 50,000 Warrant Shares. At the Second Closing, the Company received cash proceeds of $500,000.

The third closing occurred on April 9, 2026 (the “Third Closing”) at which the company issued, and the purchasers purchased, a Convertible Note with a principal amount of $100,000 and 10,000 Warrant Shares. At the Third Closing, the Company received cash proceeds of $100,000.

The fourth closing occurred on April 9, 2026 (the “Fourth Closing”) at which the company issued, and the purchasers purchased, a Convertible Note with a principal amount of $250,000 and 25,000 Warrant Shares. At the Fourth Closing, the Company received cash proceeds of $250,000.

The Convertible Notes mature 18 months from the date of issuance (the “Maturity Date”) and accrue interest at an annual rate of 10% per annum with such interest paid in kind. The outstanding principal balance and unpaid accrued interest of the Convertible Notes on or during the 60 days prior to the Maturity Date, effective on the Maturity Date, convert into shares of Common Stock (the “Conversion Shares”) at the conversion price of $1.60 per share of Common Stock, subject to adjustments from time to time (the “Conversion Price”), with the number of Conversion Shares to be determined by dividing the outstanding principal balance and unpaid accrued interest that is being converted by the Conversion Price (rounded to the nearest whole share so that no fractional shares are issuable). In the event the Company’s Common Stock closes at or above $3.00 per share for 10 consecutive trading days on or before the Maturity Date, the Company may, in its sole discretion, elect to convert in whole upon 10 calendar days’ written notice to the holders, the Convertible Notes into Conversion Shares at the Conversion Price. Upon the occurrence of a change of control prior to the conversion or repayment of the Convertible Notes, the holders shall have the option, exercisable by written notice to the Company prior to the closing of such change of control, to have the outstanding principal and unpaid accrued interest repaid in full following such closing or convert the outstanding principal balance and unpaid accrued interest into Common Stock at the Conversion Price. The Convertible Notes are repayable by the Company at any time, in whole or in part, at any time prior to the Maturity Date, without penalty. Upon an event of default, all principal and unpaid accrued interest shall become due and payable and shall bear interest during the occurrence of such event of default at a rate of 20.0% per annum. Events of default include, among others, failure to pay any principal or interest amounts under the Convertible Notes, failure to perform material covenants in the Convertible Notes and certain bankruptcy and insolvency conditions of the Company.

Under the terms of the Purchase Agreement, the Company agreed to sell at each closing, in addition to a Convertible Note, one accompanying Warrant to purchase the number of Warrant Shares calculated by dividing the principal amount of the holder’s Convertible Note by 10. The Warrants expire five years from the date of issuance. The holder of a Warrant may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of the payment of the Exercise Price multiplied by the number of shares of Common Stock for which the Warrant is exercisable (and in lieu of being entitled to receive shares of Common Stock) in the manner required by Section 2.2 of the form of Warrant attached to this Current Report as Exhibit 4.1.

Under the terms of the Purchase Agreement, the Company agreed to give each purchaser written notice of its intention to file one or more registration statements covering the resale of any shares of Common Stock held by its stockholders. The Company also agreed to include all Conversion Shares and Warrant Shares in the proposed piggy-back registration statement with respect to which the Company has received from a purchaser a written request for inclusion within five calendar days after the date the Company’s notice is sent to the purchaser. The Company shall use its commercially reasonable efforts to cause such piggyback registration statement to be declared effective by the Securities and Exchange Commission, so as to permit the public resale by such purchaser of the Conversion Shares and/or Warrant Shares pursuant thereto, at the Company’s sole cost and expense and at no cost or expense to such purchaser.

The Warrants, the Convertible Notes and the Purchase Agreement include other customary terms and conditions. The above description of the Warrants, the Convertible Notes and the Purchase Agreement are qualified in their entirety by the text of the form of Warrant, the form of Convertible Note and the form of Purchase Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the purchasers in the Purchase Agreement, the issuance and sale of Convertible Notes and the Warrants was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder.

The offer and sale of the Securities, the issuance of the Conversion Shares and the issuance of the Warrant Shares have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026).
4.2	Form of Convertible Note (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026).
10.1	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026).
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026	NEWTON GOLF COMPANY, INC.

	By:	/s/ Akinobu Yorihiro
Akinobu Yorihiro
Interim Chief Executive Officer and Chief Technology Officer